Exhibit 99.2

Supplemental Information

December 31, 2010

(Unaudited)

Orland Park, IL	South San Francisco, CA

Parker, CO	Dallas, TX

Table of Contents

Company Information	1
Summary	2
Consolidated Funds From Operations and Supplemental Cash Flow Information	3
Capitalization	4
Indebtedness and Ratios	5
Investments and Dispositions	6
Development	7
Owned Portfolio
Portfolio summary	8
Portfolio concentrations	9
Same property operating lease portfolio	10
Lease expirations and debt investment maturities	11
Owned Senior Housing Portfolio
Investments and operator concentration	12
Trends	13
Owned Life Science Portfolio
Investments, tenant concentration and trends	14
Selected lease expirations and leasing activity	15
Owned Medical Office Portfolio
Investments and trends	16
Leasing activity	17
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	18
Trends and HCR ManorCare information	19
Owned Hospital Portfolio
Investments and operator concentration	20
Trends	21
Investment Management Platform
Summary and balance sheets	22
Statements of operations and funds from operations	23
Net operating income	24
Portfolio summary	25
Reporting Definitions and Reconciliations of Non-GAAP Measures	26-30

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Harold M. Messmer, Jr.
Chairman and Chief Executive Officer	Chairman and Chief Executive Officer
HCP, Inc.	Robert Half International, Inc.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Richard M. Rosenberg
Chief Operating and Financial Officer	Chairman and Chief Executive Officer
Jones Lang LaSalle Incorporated	(Retired), BankAmerica Corporation

Michael D. McKee	Joseph P. Sullivan
Chief Executive Officer	Chairman of the Board of Advisors
Bentall Kennedy U.S., L.P.	RAND Health

Senior Management

James F. Flaherty III	Thomas D. Kirby
Chairman and	Executive Vice President
Chief Executive Officer	Acquisitions and Valuations

Paul F. Gallagher	Thomas M. Klaritch
Executive Vice President and	Executive Vice President
Chief Investment Officer	Medical Office Properties

J. Alberto Gonzalez-Pita	Timothy M. Schoen
Executive Vice President, General Counsel	Executive Vice President
and Corporate Secretary	Life Science and Investment Management

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Asset Management and Senior Housing
Thomas M. Herzog
Executive Vice President and	Kendall K. Young
Chief Financial Officer	Executive Vice President

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Thomas M. Herzog, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)   As of February 11, 2011.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues	$341,388	$294,467	$1,255,134	$1,148,902

NOI	229,971	210,898	880,029	833,740

Adjusted EBITDA	283,495	247,674	1,024,530	948,820

FFO applicable to common shares	202,611	106,040	619,401	412,464

FFO as adjusted applicable to common shares	206,950	160,525	683,533	589,951

Net income applicable to common shares	136,202	26,397	307,498	109,069

Diluted FFO per common share	$0.62	$0.36	$2.02	$1.50

Diluted FFO as adjusted per common share	0.64	0.55	2.23	2.14

Diluted EPS	0.42	0.09	1.00	0.40

FFO as adjusted payout ratio	73%	84%	83%	86%

Financial Leverage(1)	33%	43%

Adjusted fixed charge coverage	3.3x	2.7x	2.9x	2.6x

	December 31,	December 31,
Operating properties:	2010	2009

Senior housing	251	256

Life science	102	98

Medical office	253	251

Post-acute/skilled nursing	45	48

Hospital	21	22

Total	672	675

Portfolio Income from Assets Under Management(2)	Assets Under Management: $14.5 billion(3)

(1)  Excluding the temporary benefit resulting from prefunding the pending HCR ManorCare Acquisition, the Company’s Financial Leverage would have been 38%.

(2)  Represents the NOI from real estate owned by HCP, the interest income from debt investments and HCP’s pro rata share of the NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the year ended December 31, 2010.

(3)  Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at December 31, 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Consolidated Funds From Operations and Supplemental Cash Flow Information

Dollars and shares in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net income applicable to common shares	$136,202	$26,397	$307,498	$109,069
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,005	76,475	311,952	316,722
Discontinued operations	52	1,066	1,495	3,403
Gain on sales of real estate	(15,873)	(2,964)	(19,925)	(37,321)
Equity income from unconsolidated joint ventures	(692)	(1,518)	(4,770)	(3,511)
FFO from unconsolidated joint ventures	5,579	7,019	25,288	26,023
Noncontrolling interests’ and participating securities’ share in earnings	4,042	3,805	15,767	15,952
Noncontrolling interests’ and participating securities’ share in FFO	(4,704)	(4,240)	(17,904)	(17,873)
FFO applicable to common shares	$202,611	$106,040	$619,401	$412,464
Distributions on dilutive convertible units	2,987	—	6,676	—
Diluted FFO applicable to common shares	$205,598	$106,040	$626,077	$412,264

Weighted average shares used to calculate diluted FFO per share	331,960	293,763	310,465	274,631

Diluted FFO per common share	$0.62	$0.36	$2.02	$1.50

Impact of adjustments to FFO:
Impairments, net of recoveries	$—	$54,485	$59,793	$75,514
Merger-related items(1)	4,339	—	4,339	—
Litigation provision	—	—	—	101,973
	$4,339	$54,485	$64,132	$177,487

FFO as adjusted applicable to common shares	$206,950	$160,525	$683,533	$589,951
Distributions on dilutive convertible units and other	2,970	1,542	11,632	6,088
Diluted FFO as adjusted applicable to common shares	$209,920	$162,067	$695,165	$596,039

Weighted average shares used to calculate diluted FFO as adjusted per share(2)	325,960	297,246	311,285	278,134

Diluted FFO as adjusted per common share	$0.64	$0.55	$2.23	$2.14

Dividends declared per common share	$0.465	$0.460	$1.86	$1.84

FFO as adjusted payout ratio	72.7%	84.4%	83.4%	85.9%

Consolidated selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net(3)	(1,041)	(2,123)	(6,378)	(14,780)
Stock-based compensation	3,618	3,320	14,924	14,388
Amortization of debt premiums, discounts and issuance costs, net	2,618	2,141	9,856	8,328
Straight-line rents	(14,374)	(7,937)	(47,243)	(46,688)
Interest accretion – DFLs	(2,300)	(2,074)	(10,641)	(8,057)
Deferred revenues – tenant improvement related	(929)	3,137	(3,714)	13,315
Deferred revenues – additional rents (SAB 104)	(810)	(840)	(270)	(511)
Leasing costs and tenant and capital improvements(4)	(20,853)	(13,381)	(54,237)	(40,702)
Other supplemental cash flow adjustments	(778)	(17)	(778)	(57)

HCP’s share of selected supplemental cash flow information from unconsolidated joint ventures(5):
Amortization of above and below market lease intangibles, net	$(260)	$30	$(112)	$1,424
Amortization of debt premiums, discounts and issuance costs, net	178	105	495	405
Straight-line rents	1	(2,159)	(3,758)	(5,553)
Leasing costs and tenant and capital improvements	(825)	(830)	(3,351)	(2,474)

(1)  Merger-related items of $4.3 million primarily consist of professional fees that are attributable to the Company’s pending HCR ManorCare Acquisition (per share impact of $0.01 for both periods ended December 31, 2010).

(2)  HCP’s weighted average shares used to calculate diluted FFO as adjusted, among other things, eliminate the impact of the negative carry of its $1.472 billion, or 46 million shares, common stock offering completed on December 20, 2010, which issuance increased its weighted average shares by 6 million and 1.5 million for the three months and year ended December 31, 2010, respectively (per share impact of $0.01 for both periods ended December 31, 2010). Proceeds from this offering will be used to fund a portion of the cash consideration of HCP’s HCR ManorCare Acquisition that is expected to close in March 2011.

(3)  The three months ended December 31, 2010 amortization of $1.0 million includes the net effect of the following: (i) income of $1.4 million related to net below market lease intangibles; (ii) operating expense of $0.1 million related to net below market ground lease intangibles; and (iii) a charge to revenues of $0.3 million related to lease incentives. The year ended December 31, 2010 amortization of $6.4 million includes the net effect of the following: (i) income of $8.2 million related to net below market lease intangibles; (ii) operating expense of $0.4 million related to net below market ground lease intangibles; and (iii) a charge to revenues of $1.4 million related to lease incentives. The year ended December 31, 2009 includes a $6 million reduction in the amortization of above-market rent intangibles resulting from adjustments to the cost allocation of certain assets acquired in 2006.

(4)  Excludes $41 million ($2 million in 4Q2010 and $39 million in 3Q2010) of deferred leasing costs related to the buyout of management contracts for 27 Sunrise-managed communities. On November 1, 2010, the Company exercised its rights to terminate management contracts relating to 27 senior housing communities previously operated by Sunrise; the Company’s net investment to acquire these termination rights was $41 million, which was comprised of a $50 million payment to Sunrise that was partially offset for certain working capital acquired in conjunction with this transaction.

(5)  Includes Investment Management Platform and three other unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Capitalization

Dollars and shares in thousands, except price data

Total Debt
	December 31, 2010	December 31, 2009
Bank line of credit	$—	$—
Term loan	—	200,000
Senior unsecured notes	3,318,379	3,521,325
Mortgage and other secured debt	1,235,779	1,834,935
Other debt	92,187	99,883
Consolidated debt	4,646,345	5,656,143
HCP’s share of unconsolidated debt(1)	335,966	341,389
Total debt	$4,982,311	$5,997,532

Total Market Capitalization
	December 31, 2010
	Shares/Units	Value/Units	Total Value
Common stock	370,925	$36.79	$13,646,331
Convertible partnership units
2 for 1(2)	1,732	73.58	127,441
1 for 1(3)	2,510	36.79	92,343
	4,242		219,784
Preferred stock:
7.25% Series E (Callable at par)	4,000	24.73	98,920
7.10% Series F (Callable at par)	7,820	24.58	192,216
	11,820		291,136

Consolidated market equity			$14,157,251

Consolidated debt			4,646,345

Consolidated market capitalization			$18,803,596

HCP’s share of unconsolidated debt(1)			335,966

Total market capitalization			$19,139,562

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended		Year Ended
	Outstanding	December 31, 2010		December 31, 2010
	December 31, 2010	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Common stock	370,925	324,361	324,361	305,574	305,574
Common equivalent securities:
Restricted stock and units	1,562	298	298	241	241
Dilutive impact of options	1,326	1,326	1,326	1,085	1,085
Convertible partnership units	5,975	—	5,975	—	3,565
Total common and equivalents	379,788	325,985	331,960	306,900	310,465

Other Information
Trading Symbol		Senior Unsecured Debt Ratings
HCP	Common Stock	Moody’s	Baa2 (stable outlook)
HCP_pe	Series E Preferred Stock	Standard & Poor’s	BBB (stable outlook)
HCP_pf	Series F Preferred Stock	Fitch	BBB (watch positive)

Stock Exchange Listing
NYSE

(1)  Reflects the Company’s pro rata share of amounts from the Investment Management Platform. Excludes unconsolidated joint ventures outside of the Investment Management Platform.

(2)  Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at the time of conversion or, at the Company’s election, two shares of the Company’s common stock.

(3)  Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at the time of conversion or, at the Company’s election, one share of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)

December 31, 2010

		Senior		Mortgage and			HCP’s Share of
	Bank Line	Unsecured		Other Secured		Consolidated	Unconsolidated
	of Credit(1)	Notes	Rates(2)	Debt(3)	Rates(2)	Debt	Mortgage Debt(4)	Rates(2)	Total Debt
2011	$—	$292,265	4.85%	$57,571	6.01%	$349,836	$6,224	—%	$356,060
2012	—	250,000	6.67	64,103	5.09	314,103	13,560	5.44	327,663
2013	—	550,000	5.82	250,741	6.00	800,741	44,508	6.08	845,249
2014	—	87,000	4.90	177,809	5.74	264,809	4,364	—	269,173
2015	—	400,000	6.64	355,080	6.24	755,080	15,070	5.84	770,150
2016	—	400,000	6.42	273,316	6.74	673,316	50,975	6.05	724,291
2017	—	750,000	6.04	1,093	—	751,093	201,648	5.83	952,741
2018	—	600,000	6.83	5,688	5.90	605,688	—	—	605,688
2019	—	—	—	578	5.70	578	—	—	578
2020	—	—	—	510	—	510	—	—	510
Thereafter	—	—	—	50,563	5.26	50,563	—	—	50,563
Subtotal		3,329,265		1,237,052		4,566,317	336,349		4,902,666
Other debt(5)	—	—				92,187			92,187
(Discounts) and premiums, net	—	(10,886)		(1,273)		(12,159)	(383)		(12,542)
Total debt	$—	$3,318,379		$1,235,779		$4,646,345	$335,966		$4,982,311

Weighted average interest rate	N/A	6.19%		6.14%		6.19%	5.92%		6.16%

Weighted average maturity in years	0.59	4.58		4.74		4.63	5.91		4.71

Ratios			Covenants
	December 31,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at December 31, 2010.
	2010	2009
Consolidated Debt/Consolidated Gross Assets	31.9%	42.8%
Financial Leverage (Total Debt/Total Gross Assets)(6)	32.8%	43.4%		Line of Credit
			Financial Covenants(8)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	8.5%	13.9%	Leverage Ratio	No greater than 60%	35%
Total Secured Debt/Total Gross Assets	10.4%	15.8%	Secured Debt Ratio	No greater than 30%	11%
			Unsecured Leverage Ratio	No greater than 65%	31%
Fixed and variable rate ratios(7):			Fixed Charge Coverage Ratio (12 months)	No less than 1.75x	2.68x
Fixed rate Total Debt	93.8%	83.8%
Variable rate Total Debt	6.2%	16.2%
	100.0%	100.0%

(1)      At December 31, 2010, the Company had $113 million of aggregate letters of credit pledged against the revolving line of credit facility, including a $103 million letter of credit as a result of the Ventas, Inc. (“Ventas”) litigation. For further information regarding the Ventas litigation see Note 11 to the Consolidated Financial Statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(2)      Senior unsecured notes and mortgage and other secured debt weighted-average effective rates relate to maturing amounts.

(3)      Mortgage debt attributable to non-controlling interests at December 31, 2010 was $6.9 million.

(4)      Includes pro-rata share of other debt that represents the Company’s Investment Management Platform. At December 31, 2010, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates.

(5)      $92 million of other debt that represents non-interest bearing life care bonds and occupancy fee deposits at three of the Company’s senior housing facilities have no scheduled maturities.

(6)      Excluding the temporary benefit resulting from prefunding the pending HCR ManorCare Acquisition, the Company’s Financial Leverage would have been 38%.

(7)      $250 million of fixed-rate senior unsecured notes are presented as variable-rate debt as the interest payments under such debt has been swapped (pay float and receive fixed) and $60 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt has been swapped (pay fixed and receive float).

(8)      Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Investments and Dispositions

Dollars and square feet in thousands

Investments
	December 31, 2010
Description	Three Months Ended	Year Ended

Purchase of participation in Genesis HealthCare’s senior term loan and mezzanine debt	$166,572	$289,858
Acquisitions of real estate properties	82,233	255,647
Total fundings for development, tenant and capital improvements(1)	37,972	135,305
Sunrise lease termination rights payments	1,894	40,650
Total investments	$288,671	$721,460

Acquisitions of real estate properties for the three months ended December 31, 2010

			Property
Description		Capacity	Count	Segment	Investment

Location	Date

Cambridge, Massachusetts	November 22, 2010	N/A(2)	N/A(2)	Life science	$18,910
Various, Kentucky	December 29, 2010	154 Sq. Ft.	3	Medical office	44,332
Vero Beach, Florida	December 30, 2010	85 Units	1	Senior housing	18,991
Total					$82,233

Dispositions
			Property		Sales Price,
Description		Capacity	Count	Segment	Net of Costs

Location	Date
Three Months Ended December 31, 2010:

Various, NJ	November 1, 2010	78 Units	2	Senior housing	$22,324
Various, TX	November 1, 2010	287 Units	7	Senior housing	5,042
Layton, UT	November 1, 2010	19 Sq. Ft.	1	Medical office	2,862
Fourth quarter dispositions of real estate properties					30,228
Marketable debt securities sold	Various			Hospital	101,729
Total					$131,957

Year Ended December 31, 2010:

Dispositions of real estate properties	Various		14	Various	$55,700
Marketable debt securities sold	Various			Hospital	174,236
Total					$229,936

(1)      The three months ended December 31, 2010, includes the following: (i) $12.5 million of development, (ii) $9.5 million of first generation tenant and capital improvements, and (iii) $16.0 million of second generation tenant and capital improvements (excludes $4.9 million of leasing costs). The year ended December 31, 2010, includes the following: (i) $55.9 million of development, (ii) $37.2 million of first generation tenant and capital improvements, and (iii) $42.2 million of second generation tenant and capital improvements (excludes $12.0 million of leasing costs). Investments for development include capitalized interest for the quarter and year ended December 31, 2010 of $6.1 million and $21.2 million respectively. Capitalized interest for the quarter and year ended December 31, 2010 includes $0.1million and $0.5million, respectively, related to investments in unconsolidated joint ventures.

(2)      Represents a property placed in redevelopment upon acquisition. For additional details, see the “Redevelopment Projects in Process” section on page 7 in this report.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Development

As of December 31, 2010, dollars and square feet in thousands

Redevelopment Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment

500/600 Saginaw	Redwood City, CA	Life science	1Q 2010	89	$39,761	$52,029
Modular Labs IV(4)	So. San Francisco, CA	Life science	4Q 2010	110	49,985	55,948
Soledad (Westridge)	San Diego, CA	Life science	2Q 2011	28	9,807	14,582
1030 Massachusetts Avenue	Cambridge, MA	Life science	1Q 2012	66	19,296	39,172
Knoxville	Knoxville, TN	Medical office	3Q 2011	38	5,729	8,740
Westpark Plaza	Plano, TX	Medical office	1Q 2012	70	9,497	16,022
Folsom	Sacramento, CA	Medical office	1Q 2012	92	27,875	36,800
Innovation Drive	San Diego, CA	Medical office	1Q 2012	84	23,482	37,100

	Total			577	$185,432	$260,393

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	30	866
Carlsbad, CA	Life science	41	697
Poway, CA	Life science	72	1,261
Torrey Pines, CA	Life science	6	93
		149	2,917

Investment-to-date(2)(3)			$281,546

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(6)	Leased
Oyster Point II (A)	So. San Francisco, CA	Life science	January 2010	122	$94,835	100%
Oyster Point II (B)	So. San Francisco, CA	Life science	January 2010	129	99,957	100%
Oyster Point II (C)	So. San Francisco, CA	Life science	January 2010	78	51,167	—
Soledad (Westridge)(5)	San Diego, CA	Life science	September 2010	25	7,683	100%
				354	$253,642

(1)      Investment-to-date of $185 million includes the following: (i) $46 million in development costs and construction in progress, (ii) $90 million of buildings and (iii) $49 million of land.

(2)      Investment-to-date of $282 million includes the following: (i) $221 million in land and (ii) $61 million in development costs and construction in progress.

(3)      Development costs and construction in progress of $144 million presented on the Company’s consolidated balance sheet at December 31, 2010, includes the following: (i) $46 million of costs for development projects in process; (ii) $60 million of costs for land held for development; and (iii) $38 million for tenant and other facility related improvement projects in process.

(4)      Represents three facilities, one of which was placed in redevelopment (out of service) during the quarter ended March 31, 2010.

(5)      Represents approximately half (or 25,000 sq. ft.) of the Soledad project that was placed in service during the quarter ended September 30, 2010.

(6)      Represents investment as of the date that the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Owned Portfolio Summary

As of and for the year ended December 31, 2010, dollars and square feet in thousands, unless otherwise indicated

Portfolio Summary by Investment Product

Leased	Property			Age			Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment(1)	NOI	(Years)	Capacity		%(2)	Amount	CFC	Amount	CFC
Senior housing	226	$4,231,788	$354,075	14	25,822	Units	85.6	$364,399	1.16 x	$438,593	1.40 x
Life science	98	3,135,271	228,270	16	6,508	Sq. Ft.	90.3	N/A	N/A	N/A	N/A
Medical office	187	2,226,076	181,981	19	12,965	Sq. Ft.	91.0	N/A	N/A	N/A	N/A
Post-acute/skilled	45	244,738	37,042	26	5,331	Beds	85.4	54,461	1.52 x	74,106	2.06 x
Hospital	17	648,346	78,661	24	2,368	Beds	57.7	313,998	4.71 x	347,823	5.22 x
	573	$10,486,219	$880,029	17

Secured			Interest
Loans		Investment	Income
Senior housing(3)		$—	$364
Post-acute/skilled (4)		901,471	57,752
Hospital		21,434	14,712
		$922,905	$72,828

Mezzanine			Interest
Loans		Investment	Income
Post-acute/skilled (4)		$994,067	$63,951
Hospital		85,894	23,384
		$1,079,961	$87,335

Total		$12,489,085	$1,040,192

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended December 31, 2010
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(6)	Income(7)	Income	NOI
Senior housing(5)	$110,142	$13,861	$96,281	$12	$96,293	$85,184
Life science	70,121	12,447	57,674	—	57,674	51,046
Medical office	77,897	30,989	46,908	—	46,908	45,338
Post-acute/skilled	9,400	25	9,375	37,067	46,442	9,062
Hospital	20,758	1,025	19,733	15,080	34,813	19,126
	$288,318	$58,347	$229,971	$52,159	$282,130	$209,756

	Year Ended December 31, 2010
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(6)	Income(7)	Income	NOI
Senior housing(5)	$382,946	$28,871	$354,075	$364	$354,439	$317,429
Life science	276,762	48,492	228,270	—	228,270	204,939
Medical office	309,864	127,883	181,981	—	181,981	176,240
Post-acute/skilled	37,242	200	37,042	121,703	158,745	35,881
Hospital	83,491	4,830	78,661	38,096	116,757	73,640
	$1,090,305	$210,276	$880,029	$160,163	$1,040,192	$808,129

(1)      Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and debt investments.

(2)      For life science facilities and MOBs, occupancy percentages are presented as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing (“post-acute/skilled’) facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the period reported.

(3)      Interest Income associated with secured loans that matured or paid off during the year ended December 31, 2010.

(4)      Primarily consists of HCR ManorCare. See HCR Properties, LLC (HCR ManorCare “PropCo”) Information on page 19 in this report.

(5)      The quarter and year ended December 31, 2010 includes increases to revenues of $15.7 million and $29.4 million, respectively, and operating expenses of $13.2 million and $25.9 million, respectively, as a result of consolidating the operations for 27 Sunrise-managed properties from August 31, 2010 (the date that HCP controlled the four variable interest entities (“VIEs”) that leased these 27 properties) to November 1, 2010 (the date these 27 properties were leased to Emeritus); for additional information regarding these VIEs see Notes 11 and 17 to the Consolidated Financial Statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(6)      NOI attributable to non-controlling interests for the three months and year ended December 31, 2010 was $1.4 million and $5.6 million, respectively.

(7)      Includes loan accretion for the three months and year ended December 31, 2010 of $17.6 million and $59.0 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Owned Portfolio Concentrations

As of and for the year ended December 31, 2010, dollars in thousands

Geographic Diversification of Leased Properties

	Total	Senior	Life	Medical	Post–Acute/			% of
Investment by State	Properties	Housing	Science	Office	Skilled	Hospital	Total	Total

CA	134	$579,750	$3,015,795	$211,350	$14,347	$128,505	$3,949,747	38

TX	75	383,894	—	649,169	2,818	227,242	1,263,123	12

FL	51	502,913	—	149,394	—	62,450	714,757	7

CO	24	169,395	—	196,890	15,067	9,028	390,380	4

VA	21	279,828	—	40,346	63,100	—	383,274	4

WA	14	131,605	—	173,771	—	—	305,376	3

NJ	12	296,539	—	—	—	—	296,539	3

UT	34	24,728	119,476	141,019	4,935	—	290,158	2

IL	14	247,032	—	13,481	—	—	260,513	2

MD	12	195,651	—	29,378	—	—	225,029	2

Other	182	1,420,453	—	621,278	144,471	221,121	2,407,323	23

Total	573	$4,231,788	$3,135,271	$2,226,076	$244,738	$648,346	$10,486,219	100

	Total	Senior	Life	Medical	Post–Acute/			% of
NOI by State	Properties	Housing	Science	Office	Skilled	Hospital	Total	Total

CA	134	$54,575	$216,912	$12,530	$2,189	$16,835	$303,041	34

TX	75	38,211	—	50,586	417	24,367	113,581	13

FL	51	44,762	—	13,337	—	7,767	65,866	7

VA	21	20,908	—	3,688	6,852	—	31,448	4

CO	24	11,664	—	14,823	1,587	1,362	29,436	4

UT	34	1,600	11,358	12,160	652	—	25,770	3

WA	14	7,960	—	17,105	—	—	25,065	3

TN	23	2,864	—	14,946	3,337	—	21,147	2

NJ	12	20,533	—	—	—	—	20,533	2

MD	12	16,152	—	2,873	—	—	19,025	2

Other	173	134,846	—	39,933	22,008	28,330	225,117	26

Total	573	$354,075	$228,270	$181,981	$37,042	$78,661	$880,029	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%

Emeritus Corporation	Senior housing	$92,683	9

Sunrise Senior Living	Senior housing	82,418	8

Brookdale	Senior housing	65,533	7

HCR ManorCare	Post-acute/skilled	55,191	6

HCA	Hospital	46,199	5

Amgen	Life science	40,035	4

Genentech	Life science	36,256	4

Genesis	Post-acute/skilled	21,938	2

Aegis Senior Living	Senior housing	21,197	2

Takeda	Life science	16,562	2

Other		507,684	51

		$985,696	100

(1)   The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for twelve months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Owned Same Property Operating Lease Portfolio

As of December 31, 2010, dollars and square feet in thousands

		Senior	Life		Medical		Post-Acute/
	Total	Housing(1)	Science		Office		Skilled	Hospital

Property count	529	192	93		182		45	17

Investment	$9,385,563	$3,478,202	$2,851,939		$2,162,338		$244,738	$648,346

Percent of operating lease portfolio (by investment)	95.0%	96.0%	91.0%		97.1%		100%	100%

Capacity		21,849 Units	6,070 Sq. Ft.		12,707 Sq. Ft.		5,331 Beds	2,368 Beds

Year-Over-Year Three-Month SPP

Occupancy(2):

December 31, 2010		86.2%	90.9%		90.8%		85.7%	52.6%

December 31, 2009		85.9%	89.8%		90.9%		85.0%	56.2%

% change		0.3%	1.1%		(0.1%	)	0.7%	(3.6%	)

NOI % change	5.8%	10.6%	0.1%		7.4%		2.1%	1.5%

Adjusted NOI:

December 31, 2010	$196,189	$73,299	$48,088		$46,598		$9,078	$19,126

December 31, 2009	$187,410	$67,023	$50,526		$43,708		$8,866	$17,287

Adjusted NOI % change	4.7%	9.4%	(4.8%	)	6.6%		2.4%	10.6%

Sequential Three-Month SPP

Occupancy(2):

December 31, 2010		86.2%	90.9%		90.8%		85.7%	52.6%

September 30, 2010		85.6%	89.4%		90.7%		85.1%	57.7%

% change		0.6%	1.5%		0.1%		0.6%	(5.1%	)

NOI % change	6.0%	12.4%	1.5%		5.3%		1.9%	(1.8%	)

Adjusted NOI:

December 31, 2010	$196,189	$73,299	$48,088		$46,598		$9,078	$19,126

September 30, 2010	$187,627	$67,221	$47,198		$44,727		$8,991	$19,490

Adjusted NOI % change	4.6%	9.0%	1.9%		4.2%		1.0%	(1.9%	)

Year-Over-Year SPP

NOI % change	3.0%	5.3%	1.7%		2.0%		1.7%	1.5%

Adjusted NOI:

December 31, 2010	$758,532	$275,058	$193,531		$180,378		$35,925	$73,640

December 31, 2009	$723,908	$253,296	$192,605		$175,590		$35,426	$66,991

Adjusted NOI % change	4.8%	8.6%	0.5%		2.7%		1.4%	9.9%

(1)   Excludes 27 properties which are classified as direct financing leases.

(2)   Occupancy percentages for senior housing, hospital and post-acute/skilled nursing are calculated based on the average three-month occupancy one quarter in arrears from the period presented. Occupancy percentages for life science and medical office are as of the end of the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Lease Expirations and Debt Investment Maturities

At December 31, 2010, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2011(2)	2012	2013	2014	2015	2016	2017	2018	2019	2020	Thereafter

Lease Expirations

Senior housing:

Properties	226	—	1	4	5	1	19	12	49	12	33	90

Annualized revenues	$333,127	$—	$324	$18,781	$4,908	$197	$30,562	$19,329	$90,229	$15,021	$48,769	$105,007

Life science:

Square feet	5,876	358	144	184	595	892	139	667	635	—	922	1,340

Annualized revenues	$212,714	$10,754	$4,362	$5,995	$15,250	$25,858	$3,881	$24,684	$27,258	$—	$40,077	$54,595

Medical office:

Square feet	11,798	1,621	1,471	1,708	1,364	1,322	691	696	797	670	829	629

Annualized revenues	$247,928	$37,153	$32,364	$31,333	$30,272	$29,048	$12,973	$14,769	$15,730	$13,556	$18,779	$11,951

Post-acute/skilled:

Properties	45	—	—	—	9	1	6	9	3	12	4	1

Annualized revenues	$36,379	$—	$—	$—	$6,930	$429	$5,346	$8,193	$1,650	$9,693	$2,915	$1,223

Hospital:

Properties	17	—	—	1	3	—	—	2	—	4	—	7

Annualized revenues	$65,749	$—	$—	$2,478	$16,018	$—	$—	$4,547	$—	$6,273	$—	$36,433

Total annualized revenues	$895,897	$47,907	$37,050	$58,587	$73,378	$55,532	$52,762	$71,522	$134,867	$44,543	$110,540	$209,209

Debt Investment Maturities

Post-acute/skilled:

Annualized revenues	$78,304	$—	$—		$56,194	$22,110	$—	$—	$—	$—	$—	$—	$—

Hospital:

Annualized revenues	$11,495	$—	$10,830	(3)	$—	$—	$665	$—	$—	$—	$—	$—	$—

Total annualized revenues	$89,799	$—	$10,830		$56,194	$22,110	$665	$—	$—	$—	$—	$—	$—

(1)   The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for twelve months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)   Includes month-to-month and holdover leases.

(3)   Reflects extension of loan maturity to 2012 as a result of proposed terms of restructuring the loan to Cirrus Group, LLC; for additional information regarding the Cirrus Group, LLC loan restructure see Note 6 to the Consolidated Financial Statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Senior Housing Portfolio

As of and for the year ended December 31, 2010, dollars in thousands

Investments

Operating	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC

Assisted living	163	$2,398,330	$194,536	12	14,547	85.5	$197,071	1.16 x	$239,477	1.41 x

Independent living	28	712,980	64,380	20	4,912	84.0	61,707	1.03 x	70,672	1.18 x

CCRCs	8	510,817	45,813	22	3,222	88.7	61,336	1.40 x	72,832	1.66 x

	199	$3,622,127	$304,729	14	22,681	85.6	$320,114	1.17 x	$382,981	1.40 x

Direct Financing	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC

Assisted living	27	$609,661	$49,346	13	3,141	85.2	$44,285	1.12 x	$55,612	1.40 x

Leased Properties	226	$4,231,788	$354,075	14	25,822	85.6	$364,399	1.16 x	$438,593	1.40 x

			Interest
Secured Loans(2)		Investment	Income

Assisted living		$—	$164

Independent living		—	200

		$—	$364

Total		$4,231,788	$354,439

Operator Concentration

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%(1)	CFC/DSC	CFC/DSC

Sunrise Senior Living(3)(4)	48	98	$1,306,194	31	$94,456	27	5,567	87.7	1.21 x	1.46 x

Emeritus Corporation(3)	69	96	1,133,830	27	98,144	28	7,726	87.8	1.21 x	1.41 x

Brookdale	24	92	675,804	16	67,861	19	4,813	87.4	1.31 x	1.54 x

Aegis Senior Living	12	83	258,008	6	22,620	6	963	84.5	0.88 x	1.03 x

Harbor Retirement Associates	14	100	210,718	5	14,380	4	1,345	82.2	1.08 x	1.37 x

Capital Senior Living	15	100	178,508	4	14,943	4	1,530	80.5	1.04 x	1.19 x

Horizon Bay Senior Communities	11	91	158,304	4	16,394	5	1,273	88.8	1.12 x	1.32 x

Other(3)	33	91	310,422	7	25,641	7	2,605	82.0	1.05 x	1.36 x

	226	95	$4,231,788	100	$354,439	100	25,822	85.6	1.16 x	1.40 x

(1)   Occupancy percentages are calculated based on the trailing twelve months and one quarter in arrears from the period presented.

(2)   Interest Income associated with secured loans that matured or paid off during the year ended December 31, 2010.

(3)   On November 1, 2010, the Company transitioned 27 assets formerly operated by Sunrise Senior Living to Emeritus Corporation. For these transitioned assets, occupancy and CFC are disclosed under “other.”

(4)   Sunrise Senior Living percentage pooled consists of 48 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio

				As of and for the

	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended

	12/31/10	09/30/10	12/31/09	12/31/10	12/31/09	12/31/10	09/30/10(1)	12/31/09(1)

Property count	192	192	192	192	192	226	225	231

Investment	$3,478,202	$3,475,648	$3,460,637	$3,478,202	$3,460,637	$4,231,788	$4,207,976	$4,081,157

Units	21,849	21,819	21,830	21,849	21,830	25,822	25,707	25,335

3-Month Occupancy %(2)	86.2	85.6	85.9	86.2	85.9	86.0	85.5	85.5

12-Month Occupancy %(2)	85.7	85.6	86.8	85.7	86.8	85.6	85.5	86.4

EBITDAR(3)	$317,165	$313,288	$303,994	$317,165	$303,994	$364,399	$358,180	$348,224

EBITDAR CFC/DSC(3)	1.17 x	1.16 x	1.14 x	1.17 x	1.14 x	1.16 x	1.16 x	1.13 x

EBITDARM(3)	$379,336	$374,572	$364,843	$379,336	$364,843	$438,593	$430,906	$421,024

EBITDARM CFC/DSC(3)	1.40 x	1.39 x	1.37 x	1.40 x	1.37 x	1.40 x	1.39 x	1.36 x

NOI:

Rental revenues(4)	$94,718	$85,294	$73,568	$326,214	$288,163

Operating expenses(4)(5)	(13,209)	(12,792)	138	(26,481)	(3,438)
	$81,509	$72,502	$73,706	$299,733	$284,725
Adjusted NOI:

Straight-line rents	(7,589)	(4,544)	(5,891)	(21,746)	(23,202)

Below market lease intangibles, net(6)	(621)	(737)	(792)	(2,929)	(8,227)

	$73,299	$67,221	$67,023	$275,058	$253,296

(1)   Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)   Occupancy percentages are calculated based on the trailing twelve months and one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.

(3)   EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period presented and are one quarter in arrears from the period presented.

(4)   The quarter and year ended December 31, 2010 includes increases to revenues of $15.7 million and $29.4 million, respectively, and operating expenses of $13.2 million and $25.9 million, respectively, as a result of consolidating the operations for 27 Sunrise-managed properties from August 31, 2010 (the date that HCP controlled the four variable interest entities (“VIEs”) that leased these 27 properties) to November 1, 2010 (the date these 27 properties were leased to Emeritus); for additional information regarding these VIEs see Notes 11 and 17 to the Consolidated Financial Statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(5)   Excludes certain non-property specific operating expenses allocated to certain segments.

(6)   The year ended December 31, 2009 includes a $6 million reduction in the amortization of above-market rent intangibles resulting from adjustments to the cost allocation of certain assets acquired in 2006.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Life Science Portfolio

As of and for the year ended December 31, 2010, unless otherwise indicated, dollars and square feet in thousands

Investments	Property			Average	Square

Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %(1)

San Francisco	72	$2,512,024	$176,830	16	4,486	90.1

San Diego	16	503,771	40,082	18	1,352	88.8

Utah	10	119,476	11,358	10	670	94.6

	98	$3,135,271	$228,270	16	6,508	90.3

Tenant Concentration	Annualized Revenues		Square Feet

Tenant	Amount	%	Amount	%

Amgen	$40,035	19	684	12

Genentech	36,256	17	794	13

Takeda	16,562	8	324	5

Exelixis, Inc.	12,905	6	295	5

Rigel Pharmaceuticals	12,302	6	147	3

Myriad Genetics	7,082	3	310	5

ARUP	5,418	3	324	6

Alexza Pharmaceuticals, Inc.	5,036	2	107	2

Sequenom	4,848	2	83	1

NuVasive, Inc.	4,493	2	145	3

Other	67,777	32	2,663	45

	$212,714	100	5,876	100

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	12/31/10	09/30/10	12/31/09	12/31/10	12/31/09	12/31/10	09/30/10(2)	12/31/09(2)

Property count	93	93	93	93	93	98	98	94

Investment	$2,851,939	$2,845,374	$2,815,506	$2,851,939	$2,815,506	$3,135,271	$3,128,513	$2,822,709

Square feet	6,070	6,070	6,070	6,070	6,070	6,508	6,508	6,083

Occupancy %(1)	90.9	89.4	89.8	90.9	89.8	90.3	88.9	89.8

NOI:
Rental and related revenues(3)	$54,795	$54,067	$54,948	$217,385	$212,755

Tenant recoveries(3)	9,675	10,433	10,503	39,344	40,526

Operating expenses(3)	(10,980)	(11,801)	(12,011)	(44,364)	(44,412)

	$53,490	$52,699	$53,440	$212,365	$208,869

Adjusted NOI:

Straight-line rents	(3,222)	(3,804)	450	(11,366)	(10,838)

Above (below) market lease intangibles, net	320	(108)	(336)	(201)	(2,398)

Lease termination fees	(2,500)	(1,589)	(3,028)	(7,267)	(3,028)

	$48,088	$47,198	$50,526	$193,531	$192,605

(1)   Occupancy percentages are presented as of the end of the period reported.

(2)   Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3)   Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2011(1)	358	6	$10,754	5	332	$9,890	26	$864	—	$—
2012	144	2	4,362	2	40	1,011	104	3,351	—	—
2013	184	3	5,995	3	162	5,496	22	499	—	—
Thereafter	5,190	89	191,603	90	3,507	147,036	1,049	32,066	634	12,501
	5,876	100	$212,714	100	4,041	$163,433	1,201	$36,780	634	$12,501

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(2)	In Rents	Per Square Foot	Square Foot	(Months)	YTD
Leased Square Feet as of December 31, 2009	5,464	$34.99

Developments placed in service	250	52.42
Redevelopments	(13)	30.00
Expirations	(130)	25.99
Renewals, amendments and extensions	108	20.56	(28.7)	$8.36	$6.62	46	82.9
New leases and expansions	54	20.61		5.99	7.18	53
Terminations	(54)	23.60

Leased Square Feet as of March 31, 2010	5,679	$36.05

Expirations	(99)	30.59
Renewals, amendments and extensions	67	25.02	(31.1)	42.35	6.35	44	76.2
New leases and expansions	27	16.56		0.13	2.12	22

Leased Square Feet as of June 30, 2010	5,674	$36.40

Acquisitions	85	28.92
Redevelopments	25	28.56
Expirations	(154)	28.00
Renewals, amendments and extensions	87	23.58	(5.1)	6.86	5.67	50	68.3
New leases and expansions	68	19.25		84.81	12.66	88

Leased Square Feet as of September 30, 2010	5,785	$36.26

Expirations	(146)	35.13
Renewals, amendments and extensions	141	31.54	(9.7)	19.60	8.29	63	76.0
New leases and expansions	158	22.00		24.02	10.64	75
Terminations	(62)	30.08

Leased Square Feet as of December 31, 2010	5,876	$36.20

(1)   Includes month-to-month and holdover leases.

(2)   Represents actual base rents.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Medical Office Portfolio

As of and for the year ended December 31, 2010, dollars and square feet in thousands

Investments

	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %(1)
On-Campus	142	$1,774,120	$146,842	19	10,709	91.1

Off-Campus	45	451,956	35,139	18	2,256	90.5
	187	$2,226,076	$181,981	19	12,965	91.0

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	12/31/10	09/30/10	12/31/09	12/31/10	12/31/09	12/31/10	09/30/10(2)	12/31/09(2)

Property count	182	182	182	182	182	187	186	184
Investment	$2,162,338	$2,146,560	$2,123,838	$2,162,338	$2,123,838	$2,226,076	$2,178,765	$2,137,140
Square feet	12,707	12,707	12,721	12,707	12,721	12,965	12,900	12,812
Occupancy %(1)	90.8	90.7	90.9	90.8	90.9	91.0	90.8	90.9
NOI:
Rental and related revenues(3)	$66,003	$65,288	$63,857	$260,661	$258,899
Tenant recoveries(3)	11,171	11,977	11,398	46,632	46,549
Operating expenses(3)	(29,033)	(31,540)	(30,450)	(121,574)	(123,361)
	$48,141	$45,725	$44,805	$185,719	$182,087
Adjusted NOI:

Straight-line rents	(1,072)	(479)	(262)	(3,159)	(2,315)
Below market lease intangibles, net	(471)	(516)	(785)	(2,179)	(3,193)
Lease termination fees	—	(3)	(50)	(3)	(989)
	$46,598	$44,727	$43,708	$180,378	$175,590

(1)   Occupancy percentages are presented as of the end of the period reported.

(2)   Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3)   Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(1)	In Rents(2)	Per Square Foot	Square Foot	(Months)	YTD
Leased Square Feet as of December 31, 2009	11,651	$21.32

Expirations	(421)	21.87
Renewals, amendments and extensions	332	21.82	1.1	$7.25	$2.04	44	78.9
New leases	65	20.14		21.34	6.20	53
Terminations	(28)	17.13

Leased Square Feet as of March 31, 2010	11,599	$21.48

Expirations	(1,004)	20.67
Renewals, amendments and extensions	900	21.08	5.9	7.57	1.84	63	86.4
New leases	131	17.94		21.00	4.09	54
Terminations	(15)	22.90

Leased Square Feet as of June 30, 2010	11,611	$21.54

Acquisitions	98	15.53
Expirations	(799)	23.16
Renewals, amendments and extensions	665	22.41	2.9	8.26	2.31	50	85.3
New leases	138	20.38		30.29	4.69	68
Terminations	(4)	23.64

Leased Square Feet as of September 30, 2010	11,709	$21.62

Acquisitions	154	23.08
Dispositions and redevelopments	(89)	18.45
Expirations	(619)	22.18
Renewals, amendments and extensions	486	22.37	2.9	6.34	2.21	49	83.8
New leases	173	21.59		19.66	5.08	57
Terminations	(16)	25.68

Leased Square Feet as of December 31, 2010	11,798	$21.82

(1)   Represents actual base rents.

(2)   For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the year ended December 31, 2010, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR		EBITDARM
Properties(1)	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(2)	Amount	CFC	Amount	CFC
Post-acute/skilled	45	$244,738	$37,042	26	5,331	85.4	$54,461	1.52 x	$74,106	2.06 x

Secured		Interest	EBITDA	EBITDAM
Loans	Investment	Income	DSC	DSC
HCR ManorCare(3)(4)	$639,467	$50,347	24.45 x	29.99 x
Genesis HealthCare(5)	251,994	6,314	2.76 x	4.16 x
Other	10,010	1,091	1.47 x	2.26 x
	$901,471	$57,752

Mezzanine		Interest	EBITDA	EBITDAM
Loans	Investment	Income	DSC	DSC
HCR ManorCare(3)(6)	$953,355	$62,258	4.67 x	5.73 x
Genesis HealthCare(7)	40,712	1,693	2.06 x	3.10 x
	$994,067	$63,951

Total	$2,140,276	$158,745

Operator Concentration(8)

					NOI and
	Properties		Investment		Interest Income				EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	Occupancy %(2)	CFC/DSC	CFC/DSC
HCR ManorCare(3)	—	—	$1,592,822	73	$112,605	71	—	—	4.67 x	5.73 x
Genesis HealthCare	—	—	292,706	14	8,007	5	—	—	2.06 x	3.10 x
Formation Capital	9	100	63,100	3	6,852	4	934	95.1	2.07 x	2.61 x
Covenant Care	12	100	62,318	3	10,194	6	1,373	83.3	1.64 x	2.20 x
Kindred	9	100	38,117	2	8,077	5	1,288	86.0	1.02 x	1.66 x
Trilogy Health Services	5	100	33,351	2	5,503	4	546	88.8	1.30 x	1.69 x
Sun Healthcare	4	100	25,512	1	3,538	2	479	72.0	1.81 x	2.30 x
Other	6	33	32,350	2	3,969	3	711	81.3	1.36 x	2.00 x
	45	91	$2,140,276	100	$158,745	100	5,331

(1)   The Company’s post-acute/skilled nursing leased properties have the following revenue mix: Private-pay 27%, Medicare 36% and Medicaid 37%.

(2)   Occupancy percentages are calculated based on the trailing twelve months and one quarter in arrears from the period presented.

(3)   See HCR Properties, LLC (HCR ManorCare “PropCo”) Information on page 19 in this report. On December 13, 2010, the Company signed a definitive agreement to acquire substantially all of the real estate assets of privately-owned HCR ManorCare, Inc.; for additional information regarding the HCR ManorCare Acquisition see Note 5 to the Consolidated Financial Statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(4)   Represents a $720 million participation in first mortgage debt of HCR ManorCare with a carrying value of $639 million. This interest-only participation bears interest on the face amount at LIBOR plus 1.25% and represents 45% of the $1.6 billion most senior tranche of HCR ManorCare’s mortgage debt. The mortgage debt matures in January 2013 if the borrower meets certain performance conditions and exercises a one-year extension option. At December 31, 2010, the mortgage loan was secured by a first lien on 334 HCR ManorCare facilities located in 30 states.

(5)   Represents a $277.6 million participation in senior loan of Genesis HealthCare with a carrying value of $252 million. The senior loan bears interest on the face amount at LIBOR (subject to a current floor of 1.5% increasing to 2.5% by maturity) plus a spread of 4.75% increasing to 5.75% by maturity. The senior note is prepayable anytime without penalty, matures in September 2014 and is secured by all of Genesis HealthCare’s assets.

(6)   Represents mezzanine loans having an aggregate face value of $1.0 billion and a carrying value of $953 million. These interest-only loans bear interest on their face amounts at LIBOR plus 4.0%. These loans mature in January 2013 and are mandatorily pre-payable in January 2012, unless the borrower satisfies certain performance conditions. At December 31, 2010, the loans were secured by an indirect pledge of equity ownership in 334 HCR ManorCare facilities located in 30 states and are subordinate to other debt of approximately $3.6 billion.

(7)   Represents mezzanine loan of Genesis HealthCare having an aggregate face value of $50 million and a carrying value of $41 million. The mezzanine note bears interest on the face amount at LIBOR plus a spread of 7.50% and matures in September 2014. In addition to the coupon interest payments, the mezzanine note requires payment of a termination fee, of which the Company’s share is currently $2 million, increasing to a maximum of $5 million if the debt is repaid in full at maturity. The mezzanine note is subordinate to the senior loan and secured by the indirect pledge of equity ownership in Genesis HealthCare’s assets.

(8)   Property count, beds and occupancy are presented for leased properties and excludes secured and mezzanine loans.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands, except HCR ManorCare information

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	12/31/10	09/30/10	12/31/09	12/31/10	12/31/09	12/31/10	09/30/10(1)	12/31/09(1)

Property count	45	45	45	45	45	45	45	48
Investment	$244,738	$244,738	$244,738	$244,738	$244,738	$244,738	$244,738	$255,084
Beds	5,331	5,331	5,331	5,331	5,331	5,331	5,331	5,628
3-Month Occupancy %(2)	85.7	85.1	85.0	85.7	85.0	85.7	85.1	85.2
12-Month Occupancy %(2)	85.4	85.3	85.3	85.4	85.3	85.4	85.3	85.4
EBITDAR(3)	$54,461	$53,081	$55,198	$54,461	$55,198	$54,461	$53,081	$57,122
EBITAR CFC(3)	1.52 x	1.48 x	1.56 x	1.52 x	1.56 x	1.52 x	1.48 x	1.56 x
EBITDARM(3)	$74,106	$72,687	$74,130	$74,106	$74,130	$74,106	$72,687	$77,111
EBITDARM CFC(3)	2.06 x	2.02 x	2.10 x	2.06 x	2.10 x	2.06 x	2.02 x	2.11 x
NOI:
Rental and related revenues	$9,400	$9,274	$9,219	$37,242	$36,585
Operating expenses(4)	(7)	(57)	(20)	(155)	(116)
	9,393	9,217	9,199	37,087	36,469
Adjusted NOI:
Straight-line rents	(315)	(226)	(333)	(1,162)	(1,043)
	$9,078	$8,991	$8,866	$35,925	$35,426

HCR Properties, LLC (HCR ManorCare “PropCo”) Information(5)

Portfolio Summary (dollars in thousands)(6)
			Non-
		Occupancy	Medicaid	Twelve Month
Property Count	Beds	%	Revenue(7)	EBITDA(3)	EBITDAM(3)
334	41,536	87.6	71%	$602,603	$738,975
Debt Capital Structure (dollars in billions)
						12-Month
			12-Month	12-Month	3-Month	EBITDA DSC
		HCP	EBITDA	EBITDAM	EBITDA	at Interest-
	Total	Interest(8)	DSC	DSC	DSC	Rate Cap
First mortgage	$1.6	$0.7	24.45 x	29.99 x	24.55 x	7.04 x
Other mortgage	1.4	—
Mezzanine securities	1.6	1.0	4.67 x	5.73 x	4.73 x	1.98 x
	$4.6	$1.7	4.67 x	5.73 x	4.73 x	1.98 x

Interest-Rate Caps (dollars in billions)
			Maturity
Description	Notional	Strike Rate	Date		Index
Interest-rate cap	$2.5	3.00%	January 2012		1-month LIBOR
Interest-rate cap	2.1	5.25%	January 2012		1-month LIBOR

(1)   Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)   Occupancy percentages are calculated based on the trailing twelve months and one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties, excluding secured and mezzanine loans.

(3)   EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

(4)   Excludes certain non-property specific operating expenses allocated to certain segments.

(5)   On December 13, 2010, the Company signed a definitive agreement to acquire substantially all of the real estate assets of privately-owned HCR ManorCare, Inc.; for additional information regarding the HCR ManorCare Acquisition see Note 5 to the Consolidated Financial Statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(6)   PropCo leases its properties to HCR III HealthCare, LLC (“OpCo”) under a 12-year triple-net lease, which commenced in December 2007 and includes one 10-year extension option. Initial year base rent to OpCo is $379.5 million and escalates at 3% per annum.

(7)   Private-pay and Medicare revenues as a percentage of total revenues are 32% and 39%, respectively.

(8)   HCP’s participation interest in first mortgage is pari passu with the remaining first mortgage. HCP’s investments in mezzanine securities are junior to the remaining mezzanine securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Hospital Portfolio

As of and for the year ended December 31, 2010, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	Occupancy % (1)(2)	Amount	CFC	Amount	CFC
Acute care	5	$452,671	$57,085	34	1,600	57.2	$252,488	5.50 x	$276,202	6.02 x
Rehab	7	96,784	7,914	20	487	63.9	29,473	3.39 x	33,304	3.83 x
Specialty	2	63,686	5,703	27	37	—	25,031	4.90 x	27,580	5.40 x
LTACH	3	35,205	7,959	17	244	49.7	7,006	1.00 x	10,737	1.53 x
	17	$648,346	$78,661	24	2,368	57.7	$313,998	4.71 x	$347,823	5.22 x

Secured		Interest
Loans	Investment	Income
Acute care	$21,434	$14,712

Mezzanine		Interest
Loans	Investment	Income
Acute care(3)	$—	$10,321
Specialty	85,894	13,063
	$85,894	$23,384

Total	$755,674	$116,757

Operator Concentration(4)

	Properties		Investment		NOI and Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
Tenet Healthcare Corp	3	—	$196,709	26	$23,052	20	756
HCA	1	—	167,164	22	30,994	27	668
Cirrus Health	2	—	149,580	20	17,354	15	37
HealthSouth	5	80	55,981	7	8,803	8	372
Other	6	50	186,240	25	36,554	30	535
	17	41	$755,674	100	$116,757	100	2,368

(1)   Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)   Occupancy percentages are calculated based on the trailing twelve months and one quarter in arrears from the period presented.

(3)   Interest Income associated with marketable debt securities that were sold during the year ended December 31, 2010.

(4)   Property count and beds are presented for leased properties, and excludes secured and mezzanine loans.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	12/31/10	09/30/10	12/31/09	12/31/10	12/31/09	12/31/10	09/30/10(1)	12/31/09(1)
Property count	17	17	17	17	17	17	17	18
Investment	$648,346	$647,890	$646,323	$648,346	$646,323	$648,346	$647,890	$673,248
Beds	2,368	2,357	2,345	2,368	2,345	2,368	2,377	2,510
3-Month Occupancy %(2)	52.6	57.7	56.2	52.6	56.2	52.6	57.7	54.6
12-Month Occupancy %(2)	57.7	58.6	58.6	57.7	58.6	57.7	58.6	57.0
EBITDAR(3)	$313,998	$311,872	$309,911	$313,998	$309,911	$313,998	$311,872	$306,883
EBITDAR CFC(3)	4.71 x	4.75 x	4.76 x	4.71 x	4.76 x	4.71 x	4.75 x	4.44 x
EBITDARM(3)	$347,823	$345,707	$342,522	$347,823	$342,522	$347,823	$345,707	$340,872
EBITDARM CFC(3)	5.22 x	5.26 x	5.26 x	5.22 x	5.26 x	5.22 x	5.26 x	4.93 x
NOI:
Rental and related revenues	$20,758	$21,123	$20,783	$83,491	$81,361
Operating expenses	(1,025)	(1,019)	(1,336)	(4,830)	(3,874)
	$19,733	$20,104	$19,447	$78,661	$77,487
Adjusted NOI:
Straight-line rents	(389)	(396)	(1,942)	(4,150)	(9,625)
Below market lease intangibles, net	(218)	(218)	(218)	(871)	(871)
	$19,126	$19,490	$17,287	$73,640	$66,991

(1)   Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)   Occupancy percentages are calculated based on the average three-month occupancy one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.

(3)   EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Investment Management Platform

As of and for the year ended December 31, 2010, dollars in thousands

						HCP’s
Unconsolidated		Date	HCP’s	Joint	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Investment(2)	Fee Income	(in years)

HCP Ventures II(1)	Senior housing	January-07	35%	$1,101,270	$64,973	$2,300	Indefinite
HCP Ventures III	Medical office	October-06	30%(3)	142,214	10,024	405	10
HCP Ventures IV	Medical office	April-07	20%	644,705	37,919	1,957	10
HCP Life Science	Life science	August-07	50%-63%	143,378	65,252	4	97-98
				$2,031,567	$178,168	$4,666

Balance Sheets(4)

	December 31, 2010			December 31, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science
ASSETS
Real estate:
Buildings and improvements	$936,074	$665,925	$37,329	$935,902	$661,663	$35,560
Land	108,907	67,897	8,271	108,907	67,820	8,271
Accumulated depreciation and amortization	(109,830)	(94,901)	(23,428)	(85,370)	(75,673)	(20,955)
Net real estate	935,151	638,921	22,172	959,439	653,810	22,876

Cash and cash equivalents and restricted cash	5,738	15,275	1,876	7,215	11,505	1,427
Intangible assets, net	35,458	42,805	—	39,745	50,948	—
Other assets, net	6,999	20,112	1,684	51,872	18,801	2,045
Total assets	$983,346	$717,113	$25,732	$1,058,271	$735,064	26,348

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$649,450	$469,061	$9,882	$659,476	$469,675	$12,968
Intangible liabilities, net	962	12,523	—	1,069	14,326	—
Accounts payable, accrued liabilities and deferred revenue	3,160	12,458	856	5,920	14,739	903
Total liabilities	653,572	494,042	10,738	666,465	498,740	13,871
HCP’s capital	112,700	36,158	7,918	134,375	39,075	6,352
Partners’ capital	217,074	186,913	7,076	257,431	197,249	6,125
Total liabilities and members’ capital	$983,346	$717,113	$25,732	$1,058,271	$735,064	$26,348

(1)   On January 14, 2011, the Company acquired its partner’s 65% interest in a joint venture that owns 25 senior housing assets, becoming the sole owner of the portfolio. At closing, the Company paid approximately $137 million in cash for the interest and assumed its partner’s share of approximately $652 million of Fannie Mae debt secured by the assets. This transaction values the venture’s assets at $860 million. The assets were originally acquired on October 5, 2006, through the Company’s acquisition of CNL Retirement Properties, Inc., and were contributed to the joint venture in January 2007.

(2)   The carrying value of investments in unconsolidated joint ventures is based on the amount we paid to purchase the joint venture interest, which is different from our capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(3)   The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(4)   Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Investment Management Platform

In thousands

Statements of Operations and Funds From Operations(1)
	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science
Revenues:
Rental and related revenues	$15,190	$16,248	$2,683	$20,959	$17,311	$1,802
Tenant recoveries	—	3,931	354	—	3,733	355
Total revenues	15,190	20,179	3,037	20,959	21,044	2,157

Costs and expenses:
Depreciation and amortization	6,815	7,130	734	6,946	9,463	546
Operating	—	7,838	374	—	7,529	365
General and administrative	578	921	82	923	1,024	23
Total costs and expenses	7,393	15,889	1,190	7,869	18,016	934

Other income (expense):
Other income, net	—	2	—	—	31	—
Interest expense	(9,597)	(6,837)	(186)	(9,720)	(6,990)	(240)
Net income (loss)	$(1,800)	$(2,545)	$1,661	$3,370	$(3,931)	$983

Depreciation and amortization	6,815	7,130	734	6,946	9,463	546
FFO	$5,015	$4,585	$2,395	$10,316	$5,532	$1,529

HCP’s pro rata share of FFO(2)	$1,755	$1,042	$1,397	$3,611	$1,247	$858

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$774	$(137)	$—	$728	$57	$—
Amortization of debt issuance costs, net	192	189	8	171	189	8
Straight-line rents	—	(172)	116	(5,672)	(407)	(8)
Leasing costs and tenant and capital improvements	(839)	(2,372)	(68)	(557)	(2,432)	(237)

	Year Ended December 31, 2010			Year Ended December 31, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science
Revenues:
Rental and related revenues	$73,193	$67,387	$10,101	$83,510	$70,663	$7333
Tenant recoveries	—	16,886	1,441	—	17,517	1,191
Total revenues	73,193	84,273	11,542	83,510	88,180	8,524

Costs and expenses:
Depreciation and amortization	27,575	30,902	2,573	28,038	38,034	3,787
Operating	15	32,900	1,525	7	33,596	1,527
General and administrative	3,908	3,812	128	4,682	4,288	139
Impairment of straight-line rent assets(2)	54,500	—	—
Total costs and expenses	85,998	67,614	4,226	32,727	75,918	5,453

Other income (expense):
Other income, net	1	12	—	1	211	—
Interest expense	(38,234)	(27,371)	(827)	(38,778)	(27,734)	(1,032)
Net income (loss)	$(51,038)	$(10,700)	$6,489	$12,006	$(15,261)	$2,039

Depreciation and amortization	27,575	30,902	2,573	28,038	38,034	3,787
FFO	$(23,463)	$20,202	$9,062	$40,044	$22,773	$5,826

HCP’s pro rata share of FFO(2)	$(8,212)	$4,545	$5,263	$14,015	$5,114	$3,269

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$3,097	$(310)	$—	$3,137	$339	$—
Amortization of debt issuance costs, net	706	758	32	685	758	32
Straight-line rents	(9,539)	(1,726)	358	(13,221)	(2,172)	(71)
Leasing costs and tenant and capital improvements	(1,894)	(7,296)	(2,081)	(1,957)	(5,943)	(749)

(1)	Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).
(2)

Net loss for the year ended December 31, 2010, includes an impairment of $54.5 million related to straight-line rent assets of HCP Ventures II (the “Ventures”). Concurrently, during the year ended December 31, 2010 HCP recognized a $71.7 million impairment of its investment in the Ventures that was primarily attributable to a reduction in the estimated fair value of the Ventures’ real estate assets and includes the impact of the Ventures’ impairment (HCP’s pro rata share of $19.1 million) of its straight-line rent assets. Therefore, HCP’s share in FFO for the year ended December 31, 2010 did not include the impact of the Ventures’ impairment of its straight-line rent assets.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

In thousands

Net Operating Income(1)
	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science

Net income (loss)	$(1,800)	$(2,545)	$1,661	$3,370	$(3,931)	$983
Depreciation and amortization	6,815	7,130	734	6,946	9,463	546
General and administrative	578	921	82	923	1,024	23
Other income, net	—	(2)	—	—	(31)	—
Interest expense	9,597	6,837	186	9,720	6,990	240

NOI	$15,190	$12,341	$2,663	$20,959	$13,515	$1,792
Straight-line rents	—	(172)	116	(5,672)	(407)	(8)
Amortization of above (below) market lease intangibles, net	774	(137)	—	728	57	—

Adjusted NOI	$15,964	$12,032	$2,779	$16,015	$13,165	$1,784

HCP’s pro rata share of NOI	$5,317	$2,757	$1,549	$7,336	$3,011	$1,007

HCP’s pro rata share of adjusted NOI	$5,587	$2,682	$1,608	$5,605	$2,916	$1,002

	Year Ended December 31, 2010			Year Ended December 31, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science

Net income (loss)	$(51,038)	$(10,700)	$6,489	$12,006	$(15,261)	$2,039
Depreciation and amortization	27,575	30,902	2,573	28,038	38,034	3,787
General and administrative	3,908	3,812	128	4,682	4,288	139
Impairment of straight-line rent assets(2)	54,500	—	—	—	—	—
Other income, net	(1)	(12)	—	(1)	(211)	—
Interest expense	38,234	27,371	827	38,778	27,734	1,032

NOI	$73,178	$51,373	$10,017	$83,503	$54,584	$6,997
Straight-line rents	(9,539)	(1,726)	358	(13,221)	(2,172)	(71)
Amortization of above (below) market lease intangibles, net	3,097	(310)	—	3,137	339	—
Lease termination fees	—	(429)	—	—	—	—

Adjusted NOI	$66,736	$48,908	$10,375	$73,419	$52,751	$6,926

HCP’s pro rata share of NOI	$25,612	$11,429	$5,811	$29,226	$12,133	$3,944

HCP’s pro rata share of adjusted NOI	$23,358	$10,868	$5,993	$25,697	$11,681	$3,904

(1)	Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).
(2)

Net loss for the year ended December 31, 2010, includes an impairment of $54.5 million related to straight-line rent assets of HCP Ventures II (the “Ventures”). Concurrently, during the year ended December 31, 2010 HCP recognized a $71.7 million impairment of its investment in the Ventures that was primarily attributable to a reduction in the estimated fair value of the Ventures’ real estate assets and includes the impact of the Ventures’ impairment (HCP’s pro rata share of $19.1 million) of its straight-line rent assets. Therefore, HCP’s share in FFO for the year ended December 31, 2010 did not include the impact of the Ventures’ impairment of its straight-line rent assets.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Investment Management Platform

As of and for the year ended December 31, 2010, dollars and square feet in thousands

	Property			Average			EBITDAR		EBITDARM
HCP Ventures II(1)	Count	Investment	NOI	Age (Years)	Units	Occupancy%(2)(3)	Amount	CFC	Amount	CFC
Assisted living	4	$57,799	$3,664	21	399	93.1	$3,834	0.98 x	$4,527	1.15 x
Independent living	17	904,880	60,103	20	4,673	91.3	52,453	0.81 x	59,031	0.91 x
CCRCs	4	138,591	9,411	17	549	94.9	9,211	0.91 x	10,609	1.05 x
	25	$1,101,270	$73,178	20	5,621	91.8	$65,498	0.83 x	$74,167	0.94 x

	Property			Average	Square
HCP Ventures III	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)
Medical office:
On-Campus	9	$109,277	$9,255	10	619	97.8
Off-Campus	4	32,937	2,296	10	183	87.4
	13	$142,214	$11,551	10	802	95.4

	Property			Average	Square
HCP Ventures IV	Count(4)	Investment	NOI	Age (Years)	Feet	Occupancy%(2)(5)
Medical office:
On-Campus	22	$209,850	$12,402	22	1,103	75.6
Off-Campus	31	353,473	20,671	19	1,478	84.9
Hospital:
LTACH	1	12,193	284	4	N/A	N/A
Rehab	1	13,965	1,564	5	N/A	N/A
Specialty	2	55,224	4,901	6	N/A	N/A
	57	$644,705	$39,822	19

	Property			Average	Square
HCP Life Science	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)
San Francisco	2	$74,519	$4,441	13	147	100.0
San Diego	2	68,859	5,576	14	131	96.8
	4	$143,378	$10,017	13	278	98.5

Total	99	$2,031,567	$134,568

(1)   All facilities are operated by Horizon Bay Senior Communities.

(2)   For MOBs and life science facilities, occupancy are presented as of the end of the period reported. For senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and are one quarter in arrears from the period reported.

(3)   At December 31, 2010, the average three-month occupancy for senior housing facilities was 91.6%. These occupancy percentages are one quarter in arrears from the period presented.

(4)   During 2010, one MOB was placed into redevelopment; its statistics are not included in the medical office information.

(5)   Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Adjusted EBITDA	$283,495	$247,674	$1,024,530	$948,820
Interest expense:
Continuing operations	68,354	72,840	288,650	298,869
Discontinued operations	—	5	7	29
HCP’s share of interest expense from the Investment Management Platform	4,978	5,085	19,907	20,286
Capitalized interest	6,150	6,923	21,664	25,917
Preferred stock dividends	5,282	5,282	21,130	21,130
Fixed charges	$84,764	$90,135	$351,358	$366,231

Adjusted fixed charge coverage	3.3 x	2.7 x	2.9 x	2.6 x

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Revenues.  The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for twelve months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, interest accretion and deferred revenues).  The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and MOBs are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent twelve months of available data divided by the Same Period Rent.  Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Debt Service Coverage (“DSC”).  Facility EBITDA(R) or Facility EBITDA(R)M for the most recent twelve months of available data divided by Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA(R) or Facility EBITDA(R)M.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs.  For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable.  The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income.  Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed.  For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity.  The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, litigation provision and gains or losses from real estate dispositions.  By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income:

In thousands
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net income	$145,526	$35,484	$344,395	$146,151
Interest expense:
Continuing operations	68,354	72,840	288,650	298,869
Discontinued operations	—	5	7	29
Income taxes:
Continuing operations	(1,397)	515	412	1,910
Discontinued operations	7	3	36	171
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,005	76,475	311,952	316,722
Discontinued operations	52	1,066	1,495	3,403
Equity income from unconsolidated joint ventures	(692)	(1,518)	(4,770)	(3,511)
HCP’s share of EBITDA from the Investment Management Platform	9,172	10,799	40,578	42,685
Other joint venture adjustments	341	484	1,907	2,225
EBITDA	$299,368	$196,153	$984,662	$808,654

Impairments, net of recoveries	—	54,485	59,793	75,514
Litigation provision	—	—	—	101,973
Gain on sales of real estate	(15,873)	(2,964)	(19,925)	(37,321)
Adjusted EBITDA	$283,495	$247,674	$1,024,530	$948,820

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

Facility EBITDA(R) (“EBITDA(R)”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented. The Company uses Facility EBITDA(R) in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R) has limitations as an analytical tool.  Facility EBITDA(R) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDA(R) includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDA(R)M (“EBITDA(R)M”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented.  The Company uses Facility EBITDA(R)M in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R)M has limitations as an analytical tool.  Facility EBITDA(R)M does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R)M does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R)M as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.  The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage.  The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies.  The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock–based compensation expense; (v) accretion related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

The following table reconciles FFO as adjusted to FAD as of December 31, 2010 (in thousands):

	Three Months Ended	Year Ended
FFO as adjusted applicable to common shares	$206,950	$683,533
Amortization of above and below market lease intangibles, net	(1,041)	(6,378)
Stock-based compensation	3,618	14,924
Amortization of debt premiums, discounts and issuance costs, net	2,618	9,856
Straight-line rents	(14,374)	(47,243)
Interest accretion – DFLs	(2,300)	(10,641)
Deferred revenues – tenant improvement related	(929)	(3,714)
Deferred revenues – additional rents (SAB 104)	(810)	(270)
Leasing costs and tenant and capital improvements (2)	(20,853)	(54,237)
HCP’s share of unconsolidated joint ventures and other FAD adjustments	(1,587)	(7,378)
FAD applicable to common shares	$171,292	$578,452
Distributions on convertible units	1,714	6,676
Diluted FAD applicable to common shares	$173,006	$585,128

Diluted FAD per common share	$0.53	$1.89

Weighted average shares used to calculate diluted FAD per common share	323,644	308,953

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, FFO, before the impact of impairments, recoveries and litigation provision, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO as adjusted represents FFO before the impact of impairments, recoveries, merger-related items and litigation provision.  Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offering which increases the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions.  Management believes FFO as adjusted is a useful alternative measurement.  This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures II.  An unconsolidated joint venture formed on January 5, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 35% interest. On January 14, 2011, the Company acquired its partner’s 65% interest, becoming the sole owner of the portfolio. For additional details, see the footnote 1 on page 22 in this report.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures II, (iii) HCP Ventures III and (iv) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses.  NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, litigation provision, impairments, impairment recoveries, other income, net, income taxes, equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income:

In thousands	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net income	$145,526	$35,484	$344,395	$146,151
Interest income	(52,159)	(36,354)	(160,163)	(124,146)
Investment management fee income	(911)	(1,179)	(4,666)	(5,312)
Depreciation and amortization	78,005	76,475	311,952	316,722
Interest expense	68,354	72,840	288,650	298,869
General and administrative	18,008	16,852	83,048	78,471
Litigation provision	—	—	—	101,973
Impairments (recoveries)	—	54,485	(11,900)	75,389
Other income, net	(8,667)	(2,661)	(15,819)	(7,768)
Income taxes	(1,397)	515	412	1,910
Equity income from unconsolidated joint ventures	(692)	(1,518)	(4,770)	(3,511)
Impairments of investments in unconsolidated joint ventures	—	—	71,693	—
Total discontinued operations, net of taxes	(16,096)	(4,041)	(22,803)	(45,008)
NOI	$229,971	$210,898	$880,029	$833,740

Straight-line rents	(14,374)	(7,937)	(47,243)	(46,688)
Interest accretion – DFLs	(2,300)	(2,074)	(10,641)	(8,057)
Amortization of above and below market lease intangibles, net	(1,041)	(2,123)	(6,378)	(14,780)
Lease termination fees	(2,500)	(3,079)	(7,665)	(4,905)
NOI adjustments related to discontinued operations	—	4	27	393
Adjusted NOI	$209,756	$195,689	$808,129	$759,703

Occupancy.  For life science facilities and MOBs, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for senior housing facilities, post-acute/skilled nursing facilities and hospitals are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs and debt investments, and excludes properties under development, including redevelopment, and land held for development.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. Sunrise Senior Living percentage pooled consists of 48 assets under 6 separate pools.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental Revenues.  Represents rental and related revenues, tenant recoveries and income from direct financing leases.

Retention Rate.  The Company defines retention rate as the ratio of total square feet expiring and available for lease to total renewed square feet, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Same Property Portfolio (“SPP”).  Same property statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. The Company identifies its same property portfolio as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented.  Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio.  SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Senior Housing.  ALFs, ILFs and CCRCs.  For reporting purposes, the Company’s senior housing portfolio also includes a school formerly operated as an assisted living facility.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands

	December 31, 2010	December 31, 2009
Consolidated total assets	$13,331,923	$12,209,735
Investments in and advances to unconsolidated joint ventures	(195,847)	(267,978)
Accumulated depreciation and amortization	1,446,134	1,237,907
Accumulated depreciation and amortization from assets held for sale	—	25,629
Consolidated gross assets	$14,582,210	$13,205,293
HCP’s share of unconsolidated total assets(1)	515,102	545,539
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	71,977	57,889
Total gross assets	$15,169,289	$13,808,721

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, twelve months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

(1) Reflects the Company’s pro rata share of amounts from the Investment Management Platform.

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